Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2022 relating to the Consolidated Financial Statements and the effectiveness of internal control over financial reporting, which appears in Novo Nordisk A/S’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

March 24, 2022